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EXHIBIT 23.01

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-55886 and 333-55884) pertaining to the AtheroGenics, Inc. Equity Ownership Plan and the AtheroGenics, Inc. 1995 Stock Option Plan of our report dated February 13, 2001, with respect to the financial statements of AtheroGenics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ Ernst & Young LLP

Atlanta, Georgia
March 23, 2001